Exhibit 99.1

PACIFIC GREEN AND SHELL ENTER INTO ENERGY OPTIMISATION
AGREEMENT FOR PACIFIC GREEN’S 99.98 MW RICHBOROUGH ENERGY
PARK BATTERY DEVELOPMENT

DOVER, DE / ACCESSWIRE / June 8, 2022 / Pacific Green Technologies, Inc. (the “Company” or “Pacific Green”, (OTCQB: PGTK)) announces that it has entered into an agreement with Shell Energy Europe Limited (“Shell”) wherein Shell will provide dispatch trading and optimisation services for the 99.98 MW Richborough Energy Park battery energy storage system (“BESS”) the Company is developing in Kent, England (the “Agreement”).

Under the terms of the Agreement, Pacific Green will be responsible for the construction, operation and maintenance of the BESS, while Shell will purchase the capacity and have the exclusive right to provide optimisation services for the next ten years.

Scott Poulter, Pacific Green’s Chief Executive, commented: “As one of the world’s most prominent energy providers, Shell has proven itself to be a leader in the power trading and optimisation sectors. With this BESS development set to become one of the UK’s largest batteries, finding an experienced and reputable optimizer is essential to the success of this project, and we are confident we have found that in Shell.”

Tom Summers, Vice President, Shell Energy Europe and Africa, remarked: “We are pleased to have signed this agreement with Pacific Green on a project which will assist the UK’s transition to a flexible and low carbon energy system. We see battery systems like Pacific Green’s as a key contributor to Shell becoming a net-zero emissions business by 2050.”

About Pacific Green Technologies, Inc.:

Pacific Green Technologies, Inc. is focused on addressing the world’s need for cleaner and more sustainable energy. The Company offers BESS, Concentrated Solar Power (CSP) and Photovoltaic (PV) energy solutions to complement its marine environmental technologies and emissions control divisions.

For more information, visit Pacific Green’s website:
www.pacificgreentechnologies.com

About Shell Energy Europe Limited:

Shell Energy Europe Limited provides advanced and high-value solutions for energy assets and commodities, including natural gas, power and environmental products, across 14 European power markets. It provides business customers with innovative, reliable and cleaner energy solutions and helps them navigate through the energy transition. Shell Energy Europe Limited acts through its agent, Shell Trading and Shipping Company Limited.

Pacific Green Technologies, Inc. 8 The Green, Suite #10212, Dover, DE 19901, USA

Notice Regarding Forward-Looking Statements:

This news release contains “forward-looking statements,” as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this news release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the construction of the 99.98 MW BESS the Company is to develop in Kent and the continuation of the Agreement; and any potential business developments in the UK and future interest in the Company’s battery, solar and emissions control technologies.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, general economic and political conditions, the continuation of the Agreement and the ongoing impact of the COVID-19 pandemic. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although the Company believes that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all the information set forth herein and should also refer to the risk factors disclosure outlined in the Company’s annual report on Form 10-K for the most recent fiscal year, the Company’s quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Contact:

Scott Poulter, Chairman & CEO
Pacific Green Technologies
T: +1 (302) 601-4659

SOURCE: Pacific Green Technologies, Inc.

Pacific Green Technologies, Inc. 8 The Green, Suite #10212, Dover, DE 19901, USA